                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

 Filed by the registrant [x]

 Filed by a party other than the registrant [ ]
 Check the appropriate box:

 [ ]      Preliminary proxy statement

 [x]      Definitive proxy statement
 [ ]      Definitive additional materials

 [ ]      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             BARRY'S JEWELERS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             BARRY'S JEWELERS, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

 Payment of filing fee (Check the appropriate box):

 [x]      $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
          14a-6(j)(2).

 [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

 [ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
           0-11.

 (1)      Title of each class of securities to which transaction applies:
- --------------------------------------------------------------------------------

 (2)      Aggregate number of securities to which transactions applies:
- --------------------------------------------------------------------------------

 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
- --------------------------------------------------------------------------------

 (4)      Proposed maximum aggregate value of transaction:
- --------------------------------------------------------------------------------

 (5)      Total fee paid:
- --------------------------------------------------------------------------------

 [ ]      Check box if any part of the fee is offset as provided by Exchange
 Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

 (1)      Amount previously paid:
- --------------------------------------------------------------------------------

 (2)      Form, schedule or registration statement no.:
- --------------------------------------------------------------------------------

 (3)      Filing party:
- --------------------------------------------------------------------------------

 (4)      Date filed:
- --------------------------------------------------------------------------------

                             BARRY'S JEWELERS, INC.
                             111 West Lemon Avenue
                          Monrovia, California  91016

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 5, 1996

                 TO THE SHAREHOLDERS OF BARRY'S JEWELERS, INC.:

       The 1996 Annual Meeting of Shareholders of Barry's Jewelers, Inc., a California corporation (the "Company"), will be held at The Wyndham Garden Hotel, Salon E, 700 W. Huntington Drive, Monrovia, California on Tuesday, November 5, 1996, at 10:00 a.m., local time, to consider and vote on the following matters:

       1. To elect a Board of Directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

       2. To approve an amendment to the 1994 Employee Stock Option Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 220,000 shares to 420,000 shares; and

       3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof (the "Meeting").

       September 25, 1996 has been fixed as the record date for shareholders entitled to notice of and to vote at the Meeting, and only holders of record of shares of the Company's Common Stock at the close of business on that day will be entitled to receive notice of and to vote at the Meeting.

       All shareholders are cordially invited to attend the Meeting. To insure your representation at the Meeting, whether or not you plan to attend, you are urged to complete and promptly return the enclosed proxy, which is solicited by the Board of Directors, in the return envelope provided. Returning your proxy does not deprive you of your right to attend the Meeting and to vote your shares in person, should you desire to do so.

                                        By Order of the Board of Directors


                                        /s/  ROBERT W. BRIDEL
                                        --------------------------------------
                                        Robert W. Bridel
                                        President and Chief Executive Officer

Dated:       September 30, 1996
             Monrovia, California

PLEASE DATE AND SIGN THE ACCOMPANYING PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                             BARRY'S JEWELERS, INC.
                             111 West Lemon Avenue
                          Monrovia, California  91016

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 5, 1996


       This Proxy Statement is furnished to the holders (the "Shareholders") of common stock ("Common Stock") of Barry's Jewelers, Inc., a California corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at The Wyndham Garden Hotel, Salon E, 700 W. Huntington Drive, Monrovia, California on Tuesday, November 5, 1996, beginning at 10:00 a.m., local time, and at any adjournment or postponement thereof (the "Meeting") for the purposes set forth in the preceding notice. A form of proxy for use at the Meeting is also enclosed.
The Company anticipates first mailing this Proxy Statement to its Shareholders on or about September 30, 1996.

       Only Shareholders of record of the Company's Common Stock at the close of business on September 25, 1996 (the "Record Date") will be entitled to notice of and to vote at the Meeting. On the Record Date there were 3,999,416 shares of Common Stock outstanding.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

       Each Shareholder is entitled to one vote, in person or by proxy, for each share of Common Stock held by such Shareholder on the Record Date on all matters to come before the Meeting, except that in the election of directors each Shareholder has cumulative voting rights and is entitled to cast a number votes equal to the number of shares held by the Shareholder on the Record Date multiplied by the number of directors to be elected, which votes may be cast for a single candidate or distributed among any or all of the candidates. However, no Shareholder shall be entitled to cumulate votes for any candidate unless the Shareholder, or any other Shareholder, has given notice at the Meeting prior to the voting of his intention to cumulate his votes. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. At this time, the holders of proxies do not intend to cumulate the votes that they will hold unless the required notice by a Shareholder is given at the Meeting, in which case the proxy holders may cumulate the proxies held by them. The persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the Board of Directors' nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld. Voting on all matters to be submitted at the Meeting other than the election of directors will be on a non-cumulative basis.

       A proxy may be revoked by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Attendance in person at the Meeting does not itself revoke an otherwise valid proxy; however, any Shareholder who attends the Meeting may orally revoke his proxy at the Meeting and vote in person. All properly executed proxies received prior to or at the Meeting and not revoked will be voted at the Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the nominees as directors. In addition, the proxy holders will vote in their sole discretion upon such other business as may properly come before the Meeting.

       This solicitation of proxies is being made by the Board of Directors of the Company, and the cost of the solicitation will be borne by the Company. The principal solicitation of proxies is being made by mail, except that, if necessary, directors, officers and regular employees of the Company may make solicitations of proxies personally or by telephone or telegraph, but such persons will not be specially compensated for such services. The Company may reimburse brokers, banks, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding proxies and proxy materials to the beneficial owners of such shares.


                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

       The Company's Board of Directors is presently comprised of ten positions. Pursuant to the Company's Bylaws, effective as of the date of the Meeting, the Board has set the number of directors at eight. Messrs. Robert W. Bridel, David Cochran, William D. Eberle, John W. Gildea, Thomas S. Liston, Cleaveland D. Miller and William P. O'Donnell and Ms. Carol R. Goldberg are being proposed by the Board of Directors for election to the Board at the Meeting. All eight of the Company's directors being elected at the Meeting will hold office until the next Annual Meeting of Shareholders, or until their respective successors are elected and qualified. Each of the eight Board nominees has consented to being named in the Proxy Statement and to serve if elected. The holders of the proxies may not vote such proxies for a greater number of persons than eight.

       It is the intention of the holders of proxies, unless authorization to do so is withheld, to vote FOR the election of the eight nominees listed below. However, the persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the Board of Directors' nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld. If prior to the Meeting any nominee should become unavailable for election, an event which is not now anticipated by the Board, the proxies will be voted for the election of such other person or persons as shall be determined by the holders of proxies in accordance with their judgment.

       Under California law and the Company's Bylaws, the eight nominees receiving the highest number of affirmative votes of the shares entitled to vote shall be elected directors. Since there is no particular percentage of either the outstanding shares or the shares represented at the Meeting required to elect a director, abstentions and broker non-votes will have the same effect as the failure of shares to be represented at the Meeting, except that the shares subject to such abstentions or non-votes will be counted in determining whether there is a quorum for taking Shareholder action.

BOARD OF DIRECTORS' NOMINEES

       Biographical information follows for each person nominated. Directors' ages are as of September 1, 1996.

Robert W. Bridel.  See biographical information below, under "Executive
Officers."

David W. Cochran 49, has been a director of the Company since June 1992. From December 1978 to November 1994, Mr. Cochran was President, Chief Executive Officer and Principal of R.F. Simmons Company, Inc., a jewelry manufacturer. From November 1994 to October 1995, Mr. Cochran was President and Chief Executive Officer of Simmons & Company, Inc., a jewelry manufacturer. Mr. Cochran is currently the President and Chief Executive Officer of Riverbanks Associates, Inc., a real estate investment company, which position he has held since December 1995, and the Chairman of Page Walker & Co., a jewelry manufacturer, which position he has held since January 1993.

William D. Eberle, 73, has been Chairman of the Company since August 16, 1996. Mr. Eberle has been Chairman of Manchester Associates, Ltd., a venture capital and international consulting firm, since 1977, and of counsel to the law firm of Kaye, Scholer, Fierman, Hays & Handler since 1993. From 1989 to 1993 he was of counsel to the law firm of Donovan, Leisure, Newton & Irvine. Mr. Eberle is presently Chairman of America Service Group, Inc. and of Showscan Entertainment, Inc., Deputy Chairman of Mid-States Plc, and a director for Ampco Pittsburgh Corp., Fibreboard Corporation, Horace Small Apparel Company Plc and Sirrom Capital Corporation.

John W. Gildea, 53, has been a director of the Company since August 16, 1996. Since September 1990, Mr. Gildea has been an advisor to The Network Funds III, Ltd., an investment fund. From 1986 to 1990, Mr. Gildea was the manager of the Corporate Services Group of Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Gildea is presently a Managing Director of Gildea Management Company, an investment management company, which position he has held since 1990, and a director of America Service Group, Inc., Factory Stores of America, Inc., UNC, Inc. and The Hain Foods Group, Inc.

Carol R. Goldberg, 65, is currently President of The Avcar Group, Ltd., as investment and management consulting firm, which position she has held since December 1989. Ms. Goldberg previously served as Chief Operating Officer of The Stop & Shop Companies, Inc. a supermarket chain, from 1982 to November 1989; as its President from October 1985 to November 1989; as its Executive Vice-President from 1982 to 1985; and as its Senior Vice-President, Manufacturing from 1979 to 1982. Ms. Goldberg is currently a director of The Gillette Company, America Service Group, Inc., and SelfCare, Inc., and is Senior Advisor of New England for America International Group, Inc.

Thomas S. Liston.  See biographical information below, under "Executive
Officers."

Cleaveland D. Miller, 57, has been a director of the Company since June 1992. Mr. Miller is presently a partner with the law firm of Semmes, Bowen & Semmes. Since 1988, Mr. Miller has been Chairman of Legal Mutual Liability Insurance Society of Maryland. Mr. Miller served as President of the Maryland State Bar Association from 1987 to 1988.

William P. O'Donnell, 42, has been a director of the Company since August 16, 1996. Since 1992, Mr. O'Donnell has been an advisor to The Network Funds III, Ltd. From 1990 to 1992, Mr. O'Donnell was a Vice President in the Corporate Finance Group of Chrysler Capital Corporation, a finance company. Mr. O'Donnell is presently a Managing Director of Gildea Management Company, which position he has held since 1992.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

       During the fiscal year ended May 31, 1996, the Board of Directors held four regularly scheduled and special meetings. No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors or 75% of the total number of meetings of Committees upon which any such director served.

       The Audit Committee of the Board of Directors currently consists of Robert N. Dangremond and Cleaveland D. Miller. It held 4 meetings during the fiscal year ended May 31, 1996. The functions of the Audit Committee are, among other things, to recommend to the Board of Directors selection of independent accountants, to review the scope and results of the year-end audit with the independent accountants, and to review the Company's internal accounting and financial controls and reporting systems and practices.

       The Compensation Committee of the Board of Directors currently consists of Bart A. Brown, Jr., David W. Cochran and Cleaveland D. Miller. It held 4 meetings during the fiscal year ended May 31, 1996. The functions of the Compensation Committee are, among other things, to make recommendations to the Board of Directors concerning compensation plans and salaries of officers and other key personnel and to administer the Company's stock option, incentive stock, employee stock purchase and bonus plans.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NOMINEES.


                                   PROPOSAL 2
                            APPROVAL OF AMENDMENT TO
                      THE 1994 EMPLOYEE STOCK OPTION PLAN

GENERAL

       As of August 16, 1994, the Board of Directors of the Company approved the 1994 Employee Stock Option Plan (the "1994 Stock Option Plan"), which was approved by the Company's Shareholders at the 1994 Annual Meeting held on November 1, 1994. The 1994 Stock Option Plan provides for the grant of options designated as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for options that do not so qualify ("non-qualified stock options" or "NSOs"). The 1994 Stock Option Plan is designed to provide additional incentives for participants to improve the performance of the Company and thereby enhance its value. The Company believes that, in order to attract, retain and motivate key personnel essential to the long-term success of the Company, it is necessary to maintain its current practice of providing meaningful option grants. By increasing the opportunity for ownership of the Company's shares among those who play significant roles in the Company's success, the Board of Directors believes that the 1994 Stock Option Plan contributes to the common interest of key employees and the Shareholders.

        A total of 220,000 shares of Common Stock are reserved for issuance upon exercise of options granted under the 1994 Stock Option Plan. At August 16, 1996, the Company has issued options covering all of the shares reserved for issuance under the 1994 Stock Option Plan and, consequently, no shares remain for future grants. In addition, 112,400 options in excess of the total options available for issuance under the 1994 Stock Option Plan were issued by the Company, 85,000 of which were conditionally granted to key executives subject to Shareholder approval of this Proposal 2.

       The amendment proposed hereunder (the "Proposed Amendment") would increase the number of shares of Common Stock reserved for issuance upon exercise of options granted under the 1994 Stock Option Plan by 200,000 shares (from 220,000 shares to 420,000 shares). The Board believes that it is important for the Company to fulfill its conditional commitment to the key executives who were granted the 85,000 options subject to Shareholder approval of the Proposed Amendment. In addition, the Board believes that the Proposed Amendment is in the best interests of the Company and Shareholders because no options remain for future grants under the 1994 Stock Option Plan, and option grants provide incentives to further the growth, development and financial success of the Company.

       On April 8, 1996, May 24, 1996 and July 16, 1996, the Company granted, subject to Shareholder approval of the Proposed Amendment, the following options:

                                                                                    Number of Shares Underlying Options
                                                                                  Granted Subject to Shareholder Approval
                                                                                         of the Proposed Amendment
                                                                                  ---------------------------------------
                      Robert W. Bridel  . . . . . . . . . . . . . . . . . . .                     35,000(1)

                      Thomas S. Liston  . . . . . . . . . . . . . . . . . . .                     25,000(1)

                      Joseph M. Maisano . . . . . . . . . . . . . . . . . . .                     15,000(2)

                      Robert L. Ziegler . . . . . . . . . . . . . . . . . . .                     10,000(3)
- --------------------

1 At the exercise price per share of $3.38, the fair market value (determined under the 1994 Stock Option Plan) of the Common Stock as of April 8, 1996.

2 At the exercise price per share of $3.50, the fair market value (determined under the 1994 Stock Option Plan) of the Common Stock as of May 24, 1996.

3 At the exercise price per share of $3.50, the fair market value (determined under the 1994 Stock Option Plan) of the Common Stock as of July 16, 1996.

       A more detailed description of the 1994 Stock Option Plan is set forth below, under "Executive Compensation--(4) Description of Certain Plans." In addition, a copy of the 1994 Stock Option Plan, as currently in effect, may be obtained by a Shareholder, without charge, upon written request to the Secretary, at Barry's Jewelers, Inc., 111 West Lemon Avenue, Monrovia, California 91016.

VOTE REQUIRED

       The approval of the amendment to the 1994 Stock Option Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 220,000 shares to 420,000 shares requires the affirmative vote of the holders of at least a majority of the shares of outstanding Common Stock represented and voting at the Meeting and cast on this Proposal.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE 1994 STOCK OPTION PLAN.


                               EXECUTIVE OFFICERS

       The following individuals currently serve as the Company's executive officers.

Robert W. Bridel, 48, has been the Company's President and Chief Executive Officer since April 8, 1996 and a director of the Company since April 8, 1996. Mr. Bridel previously served as the Company's interim Chief Operating Officer from September 5, 1995 to April 7, 1996 and its Senior Vice President-Store Operations from January 1991 to September 1995. Before joining the Company, Mr. Bridel served as Vice President International Division at Tiffany & Company from 1989 to 1990. Prior to his role at Tiffany, he spent 21 years at Gordon Jewelry Corporation in various executive capacities, including President, Retail Division from 1985 to 1989.

Thomas S. Liston, 57, is Chief Financial Officer, Treasurer, Secretary and Vice Chairman of the Company. Mr. Liston joined the Company in 1991 as Senior Vice President and Chief Financial Officer and served as the Company's interim President and Chief Executive Officer from September 5, 1995 to April 8, 1996. The Board appointed Mr. Liston as Vice Chairman on April 8, 1996. Before joining the Company, he served as Executive Vice President, Chief Operating Officer and Chief Financial Officer of Crescent Jewelers, between 1989 and 1991. Prior to his role at Crescent, he served as Executive Vice President and Chief Operating Officer of Gump's in San Francisco, from 1982 to 1989.

Robert L. Ziegler, 49, has been the Company's Senior Vice President Merchandise Store Operations since July 17, 1996. Prior to joining the Company, Mr. Ziegler served as Vice President of Merchandise from November 1990 to July 16, 1996, with Merksamer Jewelers, a 50-store jewelry retailer based in Sacramento, California.

Joseph M. Maisano, 41, has been the Company's Senior Vice President of Operations since July 17, 1996. Mr. Maisano served as the Company's Vice President and Director of Stores from August 1994 to July 1996. Prior to joining the Company, Mr. Maisano served as Vice President of Operations at Zales Jewelers from July 1989 to August 1994.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth as of the Record Date information as to the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding shares of Common Stock, (ii) each of the Company's directors and director nominees, (iii) each of the officers named below in the Summary Compensation Table under "Compensation of Directors and Executive Officers - Executive Compensation", and (iv) all executive officers and directors of the Company as a group. In each instance, information as to the number of shares owned and the nature of ownership has been provided by the individual or entity identified or described and is not within the direct knowledge of the Company.

Name and Address                                                                              Percent of
of Beneficial Owner                                Amount Beneficially Owned (1)                Class
- -------------------                                -----------------------------              ----------
David Blum *                                             188,673(2)                                4.7%

Gerson I. Fox *                                          342,640(3)                                8.5%

Terry L. Burman *                                         75,006(4)                                1.8%

Thomas S. Liston *                                        77,899(5)                                1.9%

Robert W. Bridel *                                        74,749(6)                                1.8%

Joseph M. Maisano *                                        2,133(7)                                **

Cleaveland D. Miller *                                     2,466(7)                                **

David W. Cochran *                                         2,466(7)                                **

William D. Eberle *                                           0                                    **

Carol R. Goldberg *                                           0                                    **

Bart A. Brown, Jr. *                                       1,533(7)                                **

Robert N. Dangremond *                                     1,533(7)                                **

John W. Gildea                                           595,000(8)                               14.8%
  115 East Putnam Avenue
  Greenwich, Connecticut 06830

William P. O'Donnell                                     535,000 (9)                               13.3%
  115 East Putnam Avenue
  Greenwich, Connecticut 06830

Network Fund III, Ltd.                                   525,000(10)                               13.1%
  P.O. Box 219, Butterfield House
  Grand Cayman, Cayman Island, B.W.I.

J. Ezra Merkin                                           325,000(11)                                8.1%
  450 Park Avenue
  New York, New York  10022

Fidelity Capital & Income Fund (12)                      273,559(13)                                6.8%
  82 Devonshire Street
  Boston, MA  02109

FMR Corp. (12)                                           305,213(13)                                7.6%
  82 Devonshire Street
  Boston, MA  02109

First Investors Mgmt. Co.                                272,787(14)                                6.8%
  95 Wall Street
  New York, NY  10005

All executive officers and directors                   1,031,458(15)                               24.5%
as a group (12 persons)

______________________
(1) To the Company's knowledge, except as otherwise set forth in this table, the persons and entities in this table have sole voting, investment and dispositive power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

(2) Includes 59,649 shares subject to warrants and 280 shares subject to exercisable options.

(3) Includes 62,591 shares subject to warrants and 80 shares subject to exercisable options.

(4) Includes 7,942 shares subject to warrants. Effective September 5, 1995, Mr. Burman resigned his positions with the Company to assume positions with another company.

(5) Includes 65,899 shares subject to exercisable stock options, 37,500 of which shares represent the vested portion of the 75,000 stock options granted to Mr. Liston on November 17, 1995, pursuant to an interim employment agreement. See "Employment Contracts and Change-in-Control Arrangements."

(6) Includes 62,749 shares subject to exercisable stock options, 37,500 of which shares represent the vested portion of the 75,000 stock options granted to Mr. Bridel on November 17, 1995, pursuant to an interim employment agreement. See "Employment Contracts and Change-in-Control Arrangements."

(7)  All of such shares are subject to exercisable options.

(8) John W. Gildea has filed an amended Schedule 13D under the Securities Exchange Act of 1934, as amended (the "1934 Act") dated June 11, 1996, stating that as of that date he held sole voting and dispositive power with respect to 70,000 shares of the Common Stock and shared dispositive power with respect to 525,000 shares of Common Stock together with the Network Fund III, Ltd. See footnote 10 below.

(9) William P. O'Donnell has filed a Form 3 under the 1934 Act, dated September 10, 1996, stating that as of that date he directly owned 10,000 shares of the Common Stock, and indirectly owned 525,000 shares of the Common Stock together with the Network III, Ltd. See footnote 10 below.

(10) The Network Fund III, Ltd. has filed an amended Schedule 13D under the 1934 Act, dated June 11, 1996, stating that as of that date it held shared dispositive power with respect to 525,000 shares of the Common Stock together with John W. Gildea. See footnote 8 above.

 (11) J. Ezra Merkin has filed a Schedule 13D under the 1934 Act, dated May 22, 1996, stating that as of that date he held sole voting and dispositive power with respect to 20,475 shares of Common Stock, and shared voting and dispositive power with respect to 126,425 shares of Common Stock together with Gabriel Capital, L.P., and shared voting and dispositive power with respect to 178,100 shares of Common Stock together with Ariel Management Corp.

(12) Fidelity Capital & Income Fund ("FCIF"), is an investment company registered under Section 8 of the Investment Company Act of 1940, as amended. Fidelity Management & Research Company, a Massachusetts corporation and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940 ("FMRC"), provides investment advisory services to FCIF and to certain other registered investment companies. FMRC is a wholly-owned subsidiary of FMR Corp., a Massachusetts corporation.

(13) FMR Corp. has filed an amended Schedule 13G under the 1934 Act, dated May 9, 1996, stating that as of April 30, 1996 it held sole dispositive power with respect to 305,213 shares of Common Stock, including 11,792 shares subject to warrants, and that FCIF owned 273,559 shares of Common Stock, including 9,514 shares subject to warrants.

(14) Includes shares held through various funds and other affiliates of the named holder.

(15) Includes 67,591 shares subject to warrants and 139,059 shares subject to exercisable stock options.

 * Address is c/o Barry's Jewelers, Inc., 111 West Lemon Avenue, Monrovia, California 91016.
 **  Less than one percent.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS

         The Company pays each of its non-employee directors (including any non-employee director holding an officer's title with the Company but who is not separately compensated for serving in such position) an annual fee of $18,000, plus, for each non-employee director serving on either committee of the Board of Directors, an additional $1,500 ($4,500 for the chairman of each committee). In accordance with the 1994 Stock Option Plan (as described below under "Executive Compensation--Description of Certain Plans"), each director who is newly elected or added to the Board and who at the time of such event is not an employee of the Company is automatically granted an option to purchase 2,000 shares of Common Stock at such time, and each non-employee director is granted an option to purchase 1,000 shares of Common Stock as of the date of each Annual Meeting of Shareholders at which such director is re-elected (including at the date of this Meeting). All options described above have an exercise price equal to the market price of the Common Stock on the date of grant (determined in accordance with the Company's stock option plans). Directors are also reimbursed for reasonable expenses incurred in connection with attending meetings of the Board of Directors and the committees.

EXECUTIVE COMPENSATION

         (1)     SUMMARY COMPENSATION TABLE

         The following table sets forth the annual and long-term compensation of the Company's Chief Executive Officer, the Company's former Chief Executive Officer (who resigned during the fiscal year ended May 31, 1996) and two additional most highly compensated executive officers whose annual salaries exceeded $100,000 in total during the fiscal year ended May 31, 1996 (the "Named Officers"). The Company believes that only its President, Chief Financial Officer and Senior Vice Presidents constitute "executive officers" within the meaning of the Securities and Exchange Commission's proxy disclosure rules. Robert L. Ziegler is not a Named Officer because he was hired after the fiscal year ended May 31, 1996. As a result, only three executive officers, and the former Chief Executive Officer, are included as the Named Officers.

                                                                        -------------------------------------
                                                                                LONG-TERM COMPENSATION
                                                                        -------------------------------------
                                          ANNUAL COMPENSATION                    AWARDS             PAYOUTS
                                 ----------------------------------------------------------------------------
          (A)            (B)        (C)          (D)         (E)            (F)          (G)           (H)
                                                                                      Securities       All
                                                         Other Annual   Restricted    Underlying      Other
  NAME AND PRINCIPAL                                     Compensation      Stock       Options/      Compen-
       POSITION         Year(1)   Salary($)    Bonus($)     ($)(4)      Award(s)($)   SARS(#)(6)    sation($)
 ------------------------------------------------------------------------------------------------------------
 Robert W. Bride(11)     1996     $261,126   $    --        $  --       $34,375(5)     110,000(7)   $    --
   President and Chief   1995      200,000    31,386(2)        --            --        110,000(7)     2,795(9)
   Executive Officer     1994      200,000    51,343(3)        --            --         15,000           --

 Thomas S. Liston(12)    1996     $279,396   $    --        $  --       $34,375(5)     100,000(7)   $    --
   Vice Chairman,        1995      225,000    31,386(2)        --            --         15,000        2,795(9)
   Chief Financial       1994      225,000    62,513(3)        --            --             --           --
   Officer, Secretary
   and Treasurer

 Joseph M. Maisano(13)   1996     $155,369   $    --       $   --      $     --         15,000(8)   $    --
   Senior Vice           1995           --        --           --            --          4,000           --
   President Operations  1994           --        --           --            --             --           --

 Terry L. Burman(14)     1996     $164,265   $    --        $  --      $     --             --      $    --
   Former Chairman,      1995      300,000    42,730(2)        --            --         30,000       16,670(10)
   President and Chief   1994      300,000    88,400(3)        --            --             --       37,781(10)
   Executive Officer
===============================================================================================================

(1)  "1996," "1995," and "1994" represent fiscal years ended May 31, 1996, 1995 and 1994, respectively.

(2) Bonus payment pursuant to the 1995 Bonus Plan (described below under "Description of Certain Plans").

(3) Bonus payment pursuant to the 1994 Bonus Plan (described below under "Description of Certain Plans").

(4) For each individual named, excludes perquisites, other personal benefits, securities and property, which did not exceed in any year the lesser of $50,000 or 10% of the total annual salary and bonus reported for such individual for such year.

(5) Reflects the value of a 10,000 share restricted stock grant made as of April 8, 1996 to each of Messrs. Bridel and Liston based on the market value of such stock as of the date of issuance (without giving effect to the diminution in value attributed to restriction on such shares). See "Employment Contracts and Change-in-Control Arrangements." Vesting of the restricted stock occurs in 50% annual installments commencing on April 8, 1997. As of May 31, 1996, Messrs. Bridel and Liston each continued to hold 10,000 shares of such stock, with an aggregate value to each of Messrs. Bridel and Liston of $40,000 based on the then current market value of the Common Stock (as represented by the closing price of the Company's Common Stock on May 31, 1996), without giving effect to the diminution in value attributed to the restrictions on such shares. Regular dividends, if any, are paid on the restricted shares.

(6)  No stock appreciation rights have been granted in the past three years.

(7) Includes 35,000 and 25,000 shares subject to options granted to Messrs. Bridel and Liston, respectively, subject to shareholder approval of the Proposed Amendment, and 75,000 shares subject to options granted to each of Messrs. Bridel and Liston pursuant to interim employment agreements. See "Employment Contracts and Change-in-Control Arrangements."

(8)  Granted subject to Shareholder approval of the Proposed Amendment.

(9) Represents Company contributions on behalf of Messrs. Liston and Bridel under the Company's Deferred Compensation Plan (described below under "Description of Certain Plans").

(10) Represents bonus payments to Mr. Burman of $13,875 and $37,781 for the fiscal years ended May 31, 1995 and 1994, respectively, made in respect of taxes payable by him upon vesting of restricted stock shares issued as of March 31, 1993, and Company contributions on behalf of Mr. Burman in the amount of $2,795 during the fiscal year ended May 31, 1995 under the Company's Deferred Compensation Plan (described below under "Description of Certain Plans").

(11) Mr. Bridel served as interim Chief Operating Officer from September 5, 1995 to April 8, 1996, and prior to September 5, 1995, as Senior Vice President
- - Store Operations.

(12) Mr. Liston served as interim President and Chief Executive Officer from September 5, 1995 to April 8, 1996, and prior to September 5, 1995, as Senior Vice President - Finance and Chief Financial Officer.

(13) Mr. Maisano was appointed to be Senior Vice President - Operations on July 17, 1996, and prior thereto served as Vice President and Director of Stores.

(14) Mr. Burman resigned his positions with the Company effective September 5, 1995, to assume positions with another company.


         (2)     OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth information with respect to the issuance of options to acquire the Company's Common Stock to the Named Officers during the fiscal year ended May 31, 1996. No stock appreciation rights were granted to the Named Officers during the fiscal year ended May 31, 1996.

                                 Individual Grants                                     Potential Realizable
                                                                                      Value at Assumed Annual
- ----------------------------------------------------------------------------------     Rates of Stock Price
             (a)                   (b)            (c)           (d)         (e)       Appreciation for Option
                                               Percent of                                      Term
                                Number of        Total
                                Securities    Options/SARs    Exercise                -----------------------
                                Underlying     Granted to     or Base                    (f)          (g)
                               Options/SARs   Employees in     Price     Expiration
            Name               Granted (#)    Fiscal Year      ($/Sh)       Date      5% ($)(4)    10% ($)(4)
 ------------------------------------------------------------------------------------------------------------
 Robert W. Bridel               75,000(1)        44.4%         $4.43      11/17/05    $208,950      $529,521
                                35,000(2)                       3.38      04/08/06      74,398       188,540
 Thomas S. Liston               75,000(1)        40.4%          4.43      11/17/05    $208,950      $529,521
                                25,000(2)                       3.38      04/08/06      53,142       134,671

 Joseph M. Maisano              15,000(3)         6.0%          3.50      05/24/06    $ 33,017      $ 83,671

 Terry L. Burman                    --             --             --         --             --            --
============================================================================================================


(1) Represents stock options granted pursuant to interim employment agreements and the 1994 Stock Option Plan. See "Employment Contracts and Change-in-Control Arrangements." One-half of such options vested on November 17, 1995; the balance will vest on November 17, 1996. If the Proposed Amendment is not approved by the Shareholders, a portion of these option grants will be considered non-plan grants.

(2) Represents stock options granted subject to Shareholder approval of the Proposed Amendment, pursuant to employment agreements and the 1994 Stock Option Plan. See "Employment Contracts and Change-in-Control Arrangements." Such options vest at a rate of 50% per year commencing on April 8, 1997, with full vesting occurring on April 8, 1998.

(3) Represents options granted, subject to Shareholder approval of the Proposed Amendment, under the 1994 Stock Option Plan. Such options vest at a rate of 20% per year commencing on May 24, 1997, with full vesting occurring on May 24, 2001.

(4) The potential realizable value of each grant of options (exclusive of the exercise price) is calculated based on assumed annualized appreciation rates during the term of the options of 5% and 10% on the value of the Common Stock at the grant date.

(3) AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

         The following table sets forth information with respect to the exercise of stock options during the fiscal year ended May 31, 1996 and the fiscal year-end value of unexercised options.

            (a)                  (b)               (c)                 (d)                      (e)
                                                                   Number of
                                                                  Securities
                                                                  Underlying              Value of Unexercised
                                                                  Unexercised                 In-the-Money
                            Shares Acquired                       Options/SARs                Options/SARs at
                             on Exercise          Value         Fiscal Year-End             Fiscal Year-End (4)
       Name                       (#)         Realized($)   Exercisable/Unexercisable    Exercisable/Unexercisable
 -------------------        ---------------   -----------   -------------------------    -------------------------

 Robert W. Bridel                 --             --              62,749/81/500(1)                   $0/0

 Thomas S. Liston                 --             --              65,899/71,500(2)                   $0/0


 Joseph M. Maisano                --             --               2,133/16,867(3)                   $0/0

 Terry L. Burman                  --             --                   0/0                           $0/0
 =================================================================================================================


(1) Includes 35,000 unexercisable options subject to Shareholder approval of the Proposed Amendment.

(2) Includes 25,000 unexercisable options subject to Shareholder approval of the Proposed Amendment.

(3) Includes 15,000 unexercisable options subject to Shareholder approval of the Proposed Amendment.

(4) Based upon the closing price of the Company's Common Stock on May 31, 1996, the last day of May on which the Common Stock traded.


         (4)     DESCRIPTION OF CERTAIN PLANS

         1994 Stock Option Plan

         As of August 16, 1994, the Board of Directors of the Company approved the 1994 Stock Option Plan, which was approved by the Company's Shareholders at the 1994 Annual Meeting held on November 1, 1994. The 1994 Stock Option Plan provides for the grant of options designated as ISOs within the meaning of
Section 422 of the Code and for NSOs. The 1994 Stock Option Plan has a term of ten years. A total of 220,000 shares of Common Stock are reserved for issuance upon exercise of options granted under the 1994 Stock Option Plan. If the proposed amendment to the 1994 Stock Option Plan as set forth above under "Proposal 2" is approved, the total shares of Common Stock reserved for issuance upon exercise of options granted under the 1994 Stock Option Plan will increase by 200,000 shares to 420,000 shares. The 1994 Stock Option Plan replaced the Company's 1992 Employee Stock Option Plan (the "1992 Stock Option Plan"), which was terminated upon the Shareholders' approval of the 1994 Stock Option Plan. No further grants of options will be made under the 1992 Stock Option Plan, although the termination of the 1992 Stock Option Plan did not affect the outstanding options previously granted under such plan.

         The 1994 Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to select the eligible persons to whom options shall be granted and to determine the exercise price and other terms of options granted. Any person who becomes a director and who is not at that time an employee of the Company (including any non-employee director holding an officer's title with the Company but who is not separately compensated for serving in such position) is automatically granted under the 1994 Stock Option Plan an option to purchase 2,000 shares of Common Stock on the date such person first becomes a director. In addition, an option to purchase 1,000 shares of Common Stock is automatically granted on the date of each successive Annual Meeting of Shareholders (including on the date of this Meeting) under the 1994 Stock Option Plan to each director who is not at that time an employee of the

Company (including any non-employee director holding an officer's title with the Company but not compensated for such position) elected to the Board of Directors at that meeting. Except for such options, no options may be granted to non-employee directors under the 1994 Stock Option Plan.

         Options may be granted under the 1994 Stock Option Plan to key employees, directors (but including members of the Compensation Committee only to the extent described above), consultants and advisors to the Company. Members of the Board of Directors (as such) and other persons who are not also bona fide employees of the Company may not receive options designated as ISOs. In addition, no ISOs may be granted to any Ten Percent Shareholder (as defined in the 1994 Stock Option Plan) unless the term of such option does not exceed five years. No participant under the 1994 Stock Option Plan will, during a single calendar year, be awarded options with respect to more than 80,000 shares of Common Stock.

         The per share exercise price of ISOs granted under the 1994 Stock Option Plan may not be less than the fair market value of the Common Stock on the date the option is granted. The exercise price of NSOs is determined by the Compensation Committee, but may not be less than 90% of the fair market value of the Common Stock on the date the option is granted. Options granted under the 1994 Stock Option Plan may have terms of not more than ten years and are not transferable. Options that are intended to be ISOs may be granted to a Ten Percent Shareholder only if the exercise price is at least 110% of the fair market value of the Common Stock on the date the option is granted.

         The 1994 Stock Option Plan provides that the vesting schedule for options is left to the discretion of the Compensation Committee. Most of the previously granted options under the 1994 Stock Option Plan vest at the rate of 20% per year. The exercisability of options is subject to acceleration under certain circumstances described in the 1994 Stock Option Plan, including upon the occurrence of a Change in Control (as defined in the 1994 Stock Option
Plan).

         1992 Stock Option Plan

         The 1992 Stock Option Plan provided for the grant of options designated as ISOs and NSOs. Effective November 1, 1994, the date the 1994 Stock Option Plan was approved by the Company's shareholders, the 1992 Stock Option Plan was terminated and no further grants of options can be made under the 1992 Stock Option Plan. Such termination of the 1992 Stock Option Plan did not affect the outstanding options previously granted under the plan. A total of 180,000 shares of Common Stock were reserved for issuance upon exercise of options granted under the 1992 Stock Option Plan.

         Employee Incentive Stock Plan

         The Employee Incentive Stock Plan (the "Incentive Stock Plan") provides for the grant by the Company of shares of Common Stock directly to key employees, officers and directors of, and other persons who provide valuable services to, the Company and who have contributed, and are in a position further to contribute, to its progress. The Incentive Stock Plan is a stock incentive and bonus plan and no consideration (other than past services) is paid by any person for shares awarded which, upon grant, are fully paid and nonassessable with all voting, dividend and distribution rights, subject only to restrictions, if any, imposed by the Incentive Stock Plan. The Incentive Stock Plan has a term of ten years. A total of 100,000 shares were originally reserved for issuance under the Incentive Stock Plan, 90,000 of which have been granted.

         The Incentive Stock Plan is administered, and awards are made, by the Compensation Committee. The Compensation Committee, in its discretion, may select persons to receive awards and determines the number of shares to be awarded and, subject to the terms of the Incentive Stock Plan, may determine and impose on any award such restrictions, requirements and conditions as it may elect for the benefit or protection of the Company. The terms and conditions of each award are set forth in a written agreement between the Company and the recipient thereof.

         At the time of making an award, the Compensation Committee may, in its discretion, impose such restrictions on transfer of shares as it may deem to be in the best interest of the Company and the recipient and may subject such shares to a substantial risk of forfeiture while so restricted. Among other restrictions, the Compensation Committee may require that such shares become transferable or subject to disposition only in a series of installments over a period of years (which may not exceed three years) and that upon termination of the recipient's relationship with the Company during such period, any shares remaining subject to such restrictions are forfeited to the Company. If such restrictions are imposed, the stock certificates evidencing the shares awarded are to be held in escrow by a Company officer, subject to future delivery to the recipient as directed by the Compensation Committee. Further, the Compensation Committee may accelerate the time of termination of such restrictions in certain circumstances, and such restrictions automatically terminate in the event of a Change in Control (as defined in the Incentive Stock Plan).

         1994 Employee Stock Purchase Plan

         As of April 25, 1994, the Company adopted the 1994 Employee Stock Purchase Plan (the "1994 Purchase Plan"), which was approved by the Company's Shareholders at the 1994 Annual Meeting held on November 1, 1994. The 1994 Purchase Plan is intended as an employment incentive and to encourage broad equity ownership by employees of the Company in order to increase their proprietary interest in the Company's success and therefore more closely align the interests of the employees and the Shareholders. A total of 50,000 shares of Common Stock are reserved for issuance under the 1994 Purchase Plan. As of the Record Date, 19,559 shares of Common Stock were available for issuance under the 1994 Purchase Plan.

         The 1994 Purchase Plan is administered by the Compensation Committee. The Compensation Committee may determine to establish from time to time an offering of Common Stock to all eligible employees and establish Purchase Periods (as defined below) and set maximum participation levels (expressed as a percentage of eligible employees' compensation, not to exceed 10%) with respect thereto. The 1994 Purchase Plan is designed to qualify under the requirements of Section 423 of the Code and of Rule 16b-3 under the Exchange Act.

         The individuals eligible to participate in the 1994 Purchase Plan are the employees of the Company or of a participating Related Corporation (as defined in the 1994 Purchase Plan) who immediately prior to the commencement of a Purchase Period, among other things, were employed by the Company (or a Related Corporation) for at least one year and employed for more than 20 hours per week and five months per year. No employee owning 5% or more of the Company's outstanding shares of Common Stock is eligible to participate.

         The Compensation Committee may from time to time grant to all eligible employees an election to purchase such number of shares of Common Stock as shall have an aggregate purchase price not in excess of such percentage (not to exceed 10%) as the Compensation Committee may specify of such employees' compensation earned during the corresponding period of accumulation of payroll deductions (the "Purchase Period"). The term of each Purchase Period and other applicable terms and conditions to an offering may be determined by the Compensation Committee and included in a notice of the offering. No employee may be granted the opportunity to purchase shares under all employee stock purchase plans of the Company and its Related Corporations at a rate which exceeds a total of $25,000 in fair market value of such shares (determined as of the first day of each Purchase Period, which date is referred to as the "Grant Date") for each calendar year.

         The purchase price (the "Purchase Price") for shares is determined in a manner specified by the Compensation Committee, but in no event will the Purchase Price be less than 85% of the fair market value of a share of Common Stock on the last trading day of each Purchase Period (which date is referred to as the "Purchase Date"). Each eligible employee may participate by filing with the Compensation Committee, prior to the commencement of that Purchase Period, an Election to Purchase form authorizing specified regular payroll deductions over the following Purchase Period. Payroll deductions will be made regularly and in equal percentages of compensation earned during each payroll period commencing with the first payroll following the beginning of each Purchase Period. Employee contributions for the purchase of shares under the 1994 Purchase Plan will be made only from payroll deductions. No Purchase Period may extend for a period of longer than twelve months. As of each Purchase Date, there may be purchased the number of whole shares determined by dividing the amount of a participant's accumulated payroll deductions not theretofore invested by the Purchase Price. No interest shall be payable in respect of payroll deduction amounts or shares of Common Stock pending issuance or repayment.

         A participant may at any time prior to the Purchase Date withdraw from his or her purchase account all, but not less than all, of accumulated payroll deductions in such account. In the event of a participating employee's retirement or termination of employment prior to the end of a Purchase Period, the cash amounts credited to the account of such participant not theretofore invested shall be refunded without interest, except as summarized below. No stock purchase right under the 1994 Purchase Plan shall be assignable or transferable except by will or by the laws of descent and distribution. During the lifetime of an employee, the shares which may be acquired pursuant to an offering may be purchased only by the employee. Upon termination of a participant's employment because of his or her death, his or her executor, administrator or personal representative shall have the right to elect to withdraw all of the uninvested payroll deductions credited to the participant's account under the 1994 Purchase Plan or to exercise the participant's right to purchase stock on the Purchase Date next following the date of the participant's death.

         No Purchase Period may expire after April 24, 2004. The Compensation Committee may from time to time alter, amend, suspend, or discontinue the 1994 Purchase Plan or alter or amend any and all agreements granted under the 1994 Purchase Plan to the extent permitted by law. However, no such action of the Compensation Committee may, without the approval of the Board and the Shareholders, alter the provisions of the 1994 Purchase Plan so as to: (i) increase the maximum number of shares which may be issued pursuant to all offerings under the 1994 Purchase Plan or the maximum number of shares which each eligible employee can elect to purchase in an offering; (ii) extend the term of the 1994 Purchase Plan beyond April 24, 2004 or the maximum term of agreements entered into or the maximum term of Purchase Periods beyond 27 months; (iii) decrease the minimum Purchase Price that the Compensation Committee may determine; or (iv) otherwise materially increase the benefits accruing to participants or materially modify the requirements as to eligibility for participation in the 1994 Purchase Plan.

         Executive Incentive Bonus Plans

         The Company's Board of Directors has adopted the Executive Incentive Bonus Plan For Fiscal Year Ending May 31, 1997 (the "1997 Bonus Plan"). The Board previously adopted cash bonus plans for fiscal 1996 (the "1996 Plan"), fiscal 1995 (the "1995 Plan") and fiscal 1994 (the "1994 Plan"). Eligible participants in all of the Plans consist or consisted of employees of the Company who hold or held certain identified executive and senior officer positions. The 1996 Plan provided for the payment of bonuses to participants from a pool of up to 15% of the Company's pre-tax, pre-bonus earnings (the "Pre-Bonus Earnings") for the fiscal year ending May 31, 1996, except that no awards were to be made if the amount of Pre-Bonus Earnings was less than $3,000,000. The 1995 Plan provided for the payment of bonuses to participants from a pool of up to 15% of the Company's Pre-Bonus Earnings for the fiscal year ending May 31, 1995, except that no awards were to be made if the amount of Pre-Bonus Earnings was less than $2,000,000. The 1994 Bonus Plan provided for the payment of bonuses to participants from a pool of up to 10% of the Company's Pre-Bonus Earnings for the fiscal year ending May 31, 1994, except that no awards were to be made if the amount of Pre-Bonus Earnings was less than $2,000,000. While the 1996, 1995 and 1994 Plans were based on a pool of Pre-Bonus Earnings, the 1997 Plan provides for the payment of bonuses to participants based on an amount equal to a specified percentage (the "Bonus Percentage") of the participant's base salary as in effect at the beginning of the fiscal year, with the Bonus Percentage increasing at higher levels of Pre-Bonus Earnings (up to $5,000,000) achieved for the 1997 fiscal year. No bonuses will be earned if Pre-Bonus Earnings for the fiscal year are less than $2,000,000. With respect to the 1994, 1995 and 1996 Bonus Plans, 90% of the pool amount was awarded based on the participation weight assigned in such plan to each participant and 10% was awarded to participants in the discretion of the Compensation Committee after consultation with the Chief Executive Officer. With respect to the 1997 Bonus Plan, the Compensation Committee after consultation with the Chief Executive Officer may, in its discretion, provide additional awards to any participant or participants.

         Deferred Compensation Plan

         The Board of Directors approved the adoption of a Deferred Compensation Plan effective as of June 1, 1994. The purpose of the Deferred Compensation Plan is to provide specified benefits to a select group of highly compensated and managerial employees and directors of the Company who contribute materially to the continued growth, development and future business success of the Company. Eligible participants under such Plan may defer part of their compensation and may benefit from, if the Company chooses to so provide, certain contributions made by the Company to the Plan. The Deferred Compensation Plan is unfunded for tax purposes and for purposes of Title I of ERISA.

         401(k) Tax-Sheltered Savings Plan

         The Company maintains a qualified "savings plan" pursuant to Section 401(k) of the Code. This plan allows any employee who has completed six months of employment with the Company to contribute each pay period from 1% to 15% of the employee's earnings for investment in annuity contracts and mutual funds. The maximum aggregate contribution of all participating employees for any calendar year may not exceed 15% of the total earnings paid to such participants during each such year. The Company may elect to make matching contributions to the plan in amounts determined annually by the Board of Directors. The plan also imposes certain restrictions on the aggregate amount that may be contributed by higher-paid employees in relation to the amount contributed by the remaining employees. A participating employee is fully vested at all times in his or her contribution and in the interest credited to such employee's account. However, the employee may not withdraw all or any portion of his or her account prior to the date that such employee either (a) incurs total and permanent disability or (b) terminates employment with the Company. The employee is not fully vested in the Company's matching contributions until he or she has completed five years of service with the Company.

         (5)     EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

         The Company entered into employment agreements (the "Agreements") with each of Mr. Bridel and Mr. Liston, dated as of April 8, 1996, whereby Mr. Bridel serves as the Company's Chief Executive Officer and Mr. Liston as the Company's Vice Chairman and Chief Financial Officer. The terms of the Agreements are through April 8, 1998, with additional automatic one-year renewal periods thereafter, unless either party gives timely notice to the other that the term will not be so extended. The Agreements provide annual salaries of $325,000 and $300,000, to Messrs. Bridel and Liston, respectively. Upon entering into the Agreements, Mr. Bridel and Mr. Liston received, (i) subject to shareholder approval of the Proposed Amendment, stock options covering 35,000 shares and 25,000 shares, respectively, of the Company's Common Stock, vesting of such options to occur one-half on each of the first and second anniversary dates of the Agreements; and (ii) restricted stock grants of 10,000 shares each, vesting of such stock to occur one-half on each of the first and second anniversary dates of the agreements, provided that such executive officer remains employed by the Company on each such anniversary date. The restricted stock grants and stock options are subject to accelerated vesting upon, among other things, the occurrence of a Change of Control Event (as defined in the Agreements), and are subject to forfeiture under certain circumstances. The Agreements also provide that each executive officer may participate in any employee benefit plan provided by the Company at a level no less than the level at which other senior executives of the Company are entitled to participate.

         In the event that the Company terminates the Agreements of Mr. Bridel or Mr. Liston other than for cause, disability (as such terms are defined in the Agreements), voluntary resignation or death, or if Mr. Bridel or Mr. Liston were to resign following a Constructive Termination (as defined in the Agreements), the Company is required to (i) pay such executive officer the greater of (x) all salary due for the remaining term of his employment and (y) a lump sum cash payment equal to twelve months of salary, (ii) provide such executive officer with all other benefits arising under his Agreement for the remaining term thereof, and (iii) if such termination occurs upon or within twelve months following any Change of Control Event, pay such executive officer an amount which, when added to the amount otherwise payable following a Constructive Termination or a termination other than for cause, disability, voluntary resignation or death, equals thirty-six months of salary. In addition, if the Company elects not to renew the term of either Mr. Bridel's or Mr. Liston's Agreement, such executive officer is entitled to receive a lump sum cash payment equal to six months of salary.

         The Company entered into interim employment agreements (the "Interim Agreements") with each of Mr. Bridel and Mr. Liston, dated as of November 17, 1995, whereby, among other things, each of Mr. Bridel and Mr. Liston were granted stock options covering 75,000 shares of the Company Common Stock. Such stock options became exercisable as to one-half of the shares covered thereby upon the date of the Interim Agreements, and the balance of such options will become exercisable on November 17, 1996. The Interim Agreements were terminated pursuant to the Agreements. If the Proposed Amendment is not approved by the Shareholders, a portion of these options will be considered non-plan grants.

         (6)     COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors is responsible for developing and implementing the Company's executive compensation policies. The Compensation Committee's philosophy of executive compensation is to enhance the profitability of the Company, and thus Shareholder value, by closely aligning the financial interests of the executive officers with those of the Shareholders.

         The Compensation Committee seeks to realize this objective by the use of short term incentives -- in the form of salary and cash bonuses -- and long term incentives -- in the form of stock option and restricted stock grants. Salaries are initially set based on the executive officer's experience and competitive conditions. Thereafter, salaries may be adjusted to reflect the executive's performance. In setting and making adjustments to salaries, the Compensation Committee also considers salaries paid to similarly situated executive officers in comparable companies.

         The Compensation Committee may grant executive officers stock options under the 1994 Stock Option Plan and restricted stock under the Incentive Stock Plan. The purpose of such grants is to align the long-term interests of the executive and of the Shareholders by enabling the executive to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock and to benefit from increases in the market value of such stock.

         The Compensation Committee's role in implementing its compensation policies during the past three fiscal years has been limited by the implementation of the Company's 1992 court-approved plan of reorganization (the "Reorganization Plan"). Specifically, most grants of stock options under the 1992 Employee Stock Option Plan made to senior management were mandated by the Reorganization Plan. Likewise, all grants of restricted stock under the Incentive Stock Plan (with the exception of the 30,000 shares of restricted stock granted to a former chief executive officer upon his entering into an employment agreement with the Company dated March 1, 1993 and the 10,000 shares of restricted stock granted to each of Messrs. Bridel and Liston upon entering into the Agreements) were mandated by the Reorganization Plan.

         The base salary of the Chief Executive Officer is established through negotiations between the Compensation Committee and Mr. Bridel. In setting Mr. Bridel's annual salary and incentive compensation for fiscal 1996, the Compensation Committee considered numerous factors, including Mr. Bridel's previous salary level, his elevation to Chief Executive Officer and the commensurate increase in his responsibilities, his experience and overall performance.

         The Compensation Committee has implemented a cash bonus program to incentivize certain senior executives (including the Named Officers) and key employees for each of the Company's 1994, 1995, 1996 and 1997 fiscal years (see above under "Description of Certain Plans"). Such programs for fiscal 1994, 1995 and 1996 were substantially formula-driven and provided for the creation of cash bonus pools based upon the level of pre-tax, pre-bonus earnings of the Company. Except with respect to the plan for fiscal 1997, within each pool, 90% of awards were made based upon weightings pre-assigned to each participant and 10% of awards were made by the Compensation Committee. The fiscal 1997 plan provides for awards based on specified percentages of a participant's base salary, rather than pool-based awards, which percentages increase with increases in the Company's pre-tax, pre-bonus earnings. The Compensation Committee has repeatedly selected pre-tax, pre-bonus earnings as the primary determinant of bonuses because, in the view of the Committee, that measure well aligns the interests of program participants with the interests of Shareholders.



Compensation Committee

Bart A. Brown, Jr.
David W. Cochran
Cleaveland D. Miller

September 30, 1996

         (7)     PERFORMANCE GRAPH

         Set forth below is a comparison of the yearly percentage change in total shareholder return of the Company's Common Stock and the returns for the CRSP Total Return Index for the NASDAQ Stock Market and the NASDAQ Retail Stocks. The total shareholder return calculation is for the five-year period commencing on June 1, 1991 and includes the reinvestment of dividends.

                                    [GRAPH]


                 1991       1992        1993       1994        1995        1996
- -------------------------------------------------------------------------------
Barry's         100.0       42.3       100.0       61.5       184.6       246.2
Nasdaq          100.0      117.4       141.2      147.8       176.9       261.6
Retail          100.0      112.5       112.1      113.9       116.3       160.6

Note: Assumes $100 invested on 5/31/91 in Barry's Jewelers, Inc., CRSP Total Return Index for the Nasdaq Stock Market and the Nasdaq Retail Stocks. Assumes reinvestment of dividends on a daily basis.

         On June 30, 1992, the Company's Reorganization Plan became effective. The Company's performance since that date is illustrated by the following graph.


                                    [GRAPH]


                June 30,       May 31,       May 31,       May 31,       May 31,
                   1992          1993          1994          1995          1996
- --------------------------------------------------------------------------------
Barry's            100.0         236.4         145.5          87.3         116.4
Nasdaq             100.0         125.2         131.0         156.8         231.9
Retail             100.0         106.6         108.2         110.5         152.6
- --------------------------------------------------------------------------------

Note: Assumes $100 invested on 6/30/92 in Barry's Jewelers, Inc., CRSP Total Return Index for the Nasdaq Stock Market and the Nasdaq Retail Stocks. Assumes reinvestment of dividends on a daily basis.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         David Blum, a shareholder and a director of the Company, and Gerson I. Fox, a shareholder and a former director of the Company (and secretary of the Company until August 15, 1995), presently own and lease to the Company, through a partnership, the Company's headquarters building. In May 1990, the Company moved into the new headquarters office building that allowed the Company to consolidate all corporate credit, collection, merchandising and administrative functions into a single location for more efficient management and to allow future growth. The building is a special-purpose building built to the Company's specifications. The base annual rent for the first five years was $574,284. Currently, the base annual rent is $643,476. On the 61st and 121st month, the rent may be increased based on a cost-of-living index. The Company is responsible for leasehold improvements, insurance, property taxes, maintenance and repairs. The lease has a 15 year term, but the Company has the right to terminate the lease earlier (the "Early Termination Right"), provided that the Company gives six months' notice and pays $15,000 for each month remaining in the 15 year term of the lease after the effective date of such termination (the "Early Termination Penalty"). However, in connection with certain consulting agreements between the Company and each of Messrs. Blum and Fox (each of which expired on May 31, 1995), the Company previously agreed to waive its right to exercise the Early Termination Right, if and when such waiver is requested by the lessor in connection with a financing secured, directly or indirectly, by the leased premises in a net amount equal to or greater than the amount that would be payable by the Company as the Early Termination Penalty if it exercised the Early Termination Right. The Company believes that the terms of the foregoing leases are in all material respects similar to those that could have been obtained from unrelated third parties.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         Deloitte & Touche LLP has examined the financial statements of the Company for the fiscal year ended May 31, 1996. The Board of Directors has not yet made a determination regarding the selection of the independent certified public accountants for the fiscal year ending May 31, 1997. A representative of Deloitte & Touche LLP is expected to be present at the Meeting, with the opportunity to make a statement if the representative desires to do so. That representative is also expected to be available to respond to appropriate questions.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


         Under Section 16(a) of the Securities Exchange Act of 1934, the officers and directors of the Company and certain Shareholders beneficially owning more than 10% of the Company's Common Stock ("Ten Percent Shareholders") are required to file with the Securities and Exchange Commission and the Company reports of ownership, and changes in ownership, of Company Common Stock. During the fiscal year ending May 31, 1996: Mr. Bridel did not file, as of the required date, reports on Form 4 regarding the issuance of 75,000 options to him on November 17, 1995, and 35,000 options on April 8, 1996; Mr. Liston did not file, as of the required date, reports on Form 4 regarding the issuance of 75,000 options to him on November 17, 1995, and 25,000 options on April 8, 1996; and Mr. Maisano did not file, as of the required date, reports on Form 3 regarding his status as a reporting person and the issuance of 15,000 options to him on May 24, 1996. In addition, certain non-employee directors of the Company (i.e., Messrs. Blum, Brown, Cochran, Dangremond and Miller) did not file, as of the required date, reports on Form 5 regarding the issuance of 1,000 stock options to each of them on November 2, 1995 under the 1994 Employee Stock Option Plan. All such reports were subsequently filed in compliance with
Section 16(a). Except for the foregoing, based solely on a review of the reports received by it, the Company believes that, during the fiscal year ended May 31, 1996, all of its officers and directors and Ten Percent Shareholders complied with all applicable filing requirements under Section 16(a).


                                     OTHER

         The Company does not know of any other business to be presented at the Meeting and does not intend to bring any other matters before the Meeting. However, if any other matters properly come before the Meeting, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.


                             SHAREHOLDER PROPOSALS

         If a Shareholder wishes to present a proposal at the next Annual Meeting of Shareholders, such a proposal must be received by the Company at its principal executive offices prior to June 2, 1997.

                                 ANNUAL REPORT

         The Company is delivering with this Proxy Statement a copy of its Annual Report to Shareholders for the fiscal year ended May 31, 1996. However, it is not intended that the Annual Report to Shareholders be a part of this Proxy Statement or a solicitation of proxies.


                                        By Order of the Board Directors


                                        /s/ ROBERT W. BRIDEL
                                        -------------------------------------
                                        Robert W. Bridel
                                        President and Chief Executive Officer



Monrovia, California
September 30, 1996


         PLEASE PROMPTLY VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. AT ANY TIME BEFORE A VOTE YOU MAY REVOKE YOUR PROXY BY (1) A LATER PROXY OR A WRITTEN NOTICE OF REVOCATION DELIVERED TO THE INSPECTOR OF ELECTIONS OR (2) ADVISING THE INSPECTOR OF ELECTIONS AT THE MEETING THAT YOU ELECT TO VOTE IN PERSON. ATTENDANCE AT THE MEETING WILL NOT IN AND OF ITSELF REVOKE A PROXY.

         THE ANNUAL MEETING IS ON NOVEMBER 5, 1996. PLEASE RETURN YOUR PROXY IN TIME.

                                     PROXY
                             BARRY'S JEWELERS, INC.
               111 West Lemon Avenue, Monrovia, California 91016

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS



       The undersigned shareholder of BARRY'S JEWELERS, INC., a California corporation (the "Company"), hereby appoints Robert W. Bridel and Thomas S. Liston and each or either of them, the proxy or proxies of the undersigned, with full power of substitution to such proxy and substitute, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at The Wyndham Garden Hotel, Salon E, 700 W. Huntington Drive, Monrovia, California, at 10:00 a.m., local time, November 5, 1996 and at all adjournments and postponements thereof with authority to vote said stock on the matters set forth below:

       The Board of Directors recommends a vote FOR Item 1 and Item 2.

1. ELECTION OF DIRECTORS. Robert W. Bridel, David W. Cochran, William D. Eberle, John W. Gildea, Carol R. Goldberg, Thomas S. Liston, Cleaveland
       D. Miller and William P. O'Donnell.

       [ ] FOR all nominees listed above, except that a vote shall be withheld from the following nominee(s) (insert names, if any)

           _________________________________________________________________

       [ ] WITHHOLD AUTHORITY to vote for all nominees.

       This proxy also grants to the proxyholders the discretionary power to vote the shares of Common Stock represented cumulatively for one or more of the above nominees other than those (if any) for whom authority to vote is withheld above.

2. AMENDMENT TO STOCK OPTION PLAN. Proposal to amend the 1994 Employee Stock Option Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 220,000 shares to 420,000 shares.

       [ ] FOR          [ ] AGAINST           [ ] ABSTAIN

3. In their discretion, the proxyholders will vote upon such other business as may be properly brought before the meeting and each adjournment or postponement thereof.

       THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR AND FOR THE AMENDMENT TO THE STOCK OPTION PLAN.

                                        Dated: ____________________, 1996


                                        _________________________________
                                        (Signature)


                                        ________________________________________
                                        (Signature)

                                        Please sign your name exactly as it
                                        appears on the left.  Executors,
                                        administrators, trustees, guardians,
                                        attorneys and agents should give their
                                        full titles and submit evidence of the
                                        appointment unless previously furnished
                                        to the Company or its transfer agent.
                                        All joint owners should sign.

                                        PLEASE MARK, DATE, SIGN AND RETURN
                                        USING THE ENCLOSED ENVELOPE.  YOUR
                                        PROMPT ATTENTION WILL BE APPRECIATED.